UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

iShares, Inc.

iShares Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

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Call Script/Talking Points for Brown Brothers Harriman & Co.

I’m calling to let you know that the US iShares Funds are in the middle of an important shareholder proxy solicitation effort and they have not yet received your vote.

•	Have you received the proxy materials?

•	If they have not received the materials, ask them to confirm an email address where the proxy solicitor, Broadridge, can send the materials and/or a proxy card.

•	Would you like to participate in the vote?

•

Please contact proxy solicitor, Broadridge, at 1-866-450-8471. Representatives are available Monday through Friday 9:30 AM to 12:00 Midnight (EST) (4:30 AM – 7:00 PM GMT), Saturday from 10:00 AM to 9:00 PM (EST) (5:00 AM – 4:00 PM GMT), and Sunday from 12:00 Noon (EST) to 6:00 PM (EST) (7:00 AM – 1:00 PM GMT).

•	Mail, automated telephone, or internet, as further detailed on each proxy card.

•	Why is my participation important?

•

Barclays Global Fund Advisors (the “Adviser”), the adviser to the US domiciled iShares Funds, is being acquired by BlackRock, Inc. (the “Transaction”). Upon the closing of the Transaction, the current investment advisory agreement between the Adviser and each iShares Fund will automatically terminate. Shareholder action is required to approve a new investment advisory agreement for each iShares Fund to ensure that each iShares Fund continues to operate without interruption following the closing of the Transaction.

•

If we do not have a sufficient number of votes to approve the investment advisory agreement proposal, the Boards of Directors/Trustees of the iShares Funds will take such action it deems necessary and in the best interests of those iShares Funds and their shareholders, including closing and liquidating such iShares Fund.

•

The proposal to approve the new investment advisory agreement does not seek any increase in the advisory fee rates for any iShares Fund, and the Advisor has no present intention to alter the advisory fee rates, expense waivers or expense reimbursements currently in effect for a period of two years from the close of the Transaction.

•	Who has recommended a vote FOR the investment advisory proposal?

•	The Boards of Directors/Trustees of the iShares Funds, which are over 75% independent and oversee the iShares Funds on behalf of shareholders.

•	RiskMetrics Group’s ISS Governance Services Unit and Glass-Lewis & Co., two independent proxy advisory firms.

•	What are my options for participating if I don’t want to vote “FOR” or “AGAINST” the proposal to approve the new investment advisory agreement?

•	Shareholders Can Mirror Vote (see next pages).

•	Shareholders Can Abstain (see next pages).

Understanding the Importance of Voting for the

New Investment Advisory Agreement Proposal at the

Special Meeting of Shareholders

The Proposal: To approve a new advisory agreement between each iShares Fund and Barclays Global Fund Advisors (the “New Advisory Agreement Proposal”).

•

To date, shareholders in many of the iShares Funds have approved the New Advisory Agreement Proposal. A significant number of iShares Funds have not received sufficient votes to achieve a quorum and to allow action on the New Advisory Agreement Proposal. The iShares Funds that have not received sufficient votes have adjourned their Special Meeting of Shareholders to November 19, 2009.

•

The Board of Directors of iShares, Inc. and the Board of Trustees of iShares Trust (the “Board of the iShares Funds”), which are over 75% independent and oversee the iShares Funds on behalf of shareholders, have unanimously approved and recommend that shareholders vote “FOR” the New Advisory Agreement Proposal for each iShares Fund.

•

Some shareholders may be reluctant to vote on the New Advisory Agreement Proposal; however, they may not fully understand the risks involved with non-participation regarding this important proposal. Non-participation carries several risks to the iShares Funds and their shareholders:

•

Under U.S. law (the Investment Company Act of 1940), as a result of BlackRock, Inc.’s acquisition of Barclays Global Fund Advisors, investment adviser to the iShares Funds, the current advisory agreement with each iShares Fund will terminate upon the completion of the transaction.

•	A new advisory agreement must be approved by shareholders to ensure that each iShares Fund continues to operate without interruption following the completion of the transaction.

•

If shareholders of a particular iShares Fund do not approve the New Advisory Agreement Proposal, the Board of the iShares Funds will take such action it deems necessary and in the best interests of those iShares Funds and their shareholders, including closing and liquidating such iShares Fund.

•

Some shareholders may be reluctant to vote on the New Advisory Agreement Proposal because they may not want to advocate a “FOR” or “AGAINST” position on what they may perceive as a U.S. legal issue they are unfamiliar with. Those shareholders should understand the following:

•

In order for the New Advisory Agreement Proposal to be approved for each iShares Fund, under the Investment Company Act of 1940, generally 50% or more of the shareholders of each iShares Fund must cast a vote in (“FOR”, “AGAINST”, or “ABSTAIN”) (the “quorum requirement”) at the Special Meeting of Shareholders, and out of the 50% or more of shareholders that vote, 67% of such shareholders must vote “FOR” the New Advisory Agreement Proposal.

•

Those shareholders who do not wish to cast a vote “FOR” or “AGAINST” the New Advisory Agreement Proposal can still participate in the governance of their iShares Fund. Shareholders can assist their iShares Fund meet the quorum requirement, which is the main challenge in the approval of New Advisory Agreement Proposal for the remaining iShares Funds, by taking one of two steps:

(1)	Shareholders Can Mirror Vote: Mirror voting allows a shareholder to assist their iShares Fund meet the quorum requirement without casting a vote “FOR” or “AGAINST” the New Advisory Agreement Proposal. If a shareholder elects to mirror vote their shares for a particular iShares Fund, their vote will be recorded in the same proportion as the “FOR” and “AGAINST” votes received from all other shareholders of that iShares Fund on the New Advisory Agreement Proposal. For example, if shareholders, who have already voted, vote 70% “FOR” and 30% “AGAINST” the New Advisory Agreement Proposal for an iShares Fund, the vote of a shareholder of the same iShares Fund who elects to mirror vote their shares, will have their shares voted 70% “FOR” and 30% “AGAINST” the New Advisory Agreement Proposal.

(2)	Shareholders Can Abstain: If a shareholder decides not to cast a vote “FOR” or “AGAINST” the New Advisory Agreement Proposal, they can instead cast an “ABSTAIN” vote. Under relevant U.S. law, an “ABSTAIN” vote will be counted for the quorum requirement although it will have the same effect as a vote “AGAINST” the New Advisory Agreement Proposal. Even an “ABSTAIN”/“AGAINST” vote will assist each iShares Fund meet the critical quorum requirement and allow for action on the New Advisory Agreement Proposal.

*** Shareholders who would like to pursue options (1) or (2) for voting their shares, should contact Daniel Hoover at iShares (415.670.4833 or Daniel.Hoover@barclaysglobal.com).

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